CONVENTIONAL LOAN DOCUMENT
                                (Promissory Note)


($25,000.00)                                                       April 4, 2002
($5,000.00)3-07-03
($5,000.00)5-17-03

         FOR VALUE RECEIVED, the undersigned, Garb-Oil & Power Corporation, a Utah Corporation, hereby promises to pay to the order of:

         W. E. Hamilton Family Corporation
         2132 Keller Lane,
         Salt Lake City, UT 84109
         or assigns, in lawful money of the United States of America, the principal sum of

         Twenty five Thousand ($25,000.00) Dollars

         On April 4, 2004, or so much thereof as may have not been repaid from time to time, as shown on Schedule I attached hereto, as such may be amended from time to time, together with interest on the outstanding principal balance hereof (computed on the basis of a 365 day year of twelve months) at the rate of twelve percent (12%) per annum compounded annually, principal and interest payable as described below on or before April 4, 2004.

         Garb Oil & Power Corporation, represents that all funds in the aggregate amount of $25,000.00 received pursuant to this note will be utilized for the following purposes:

         Travel and related expenses required to complete marketing arrangements for purchase and distribution of truck tires that will be imported from China for sale in the United States.

         As an inducement to Lender to provide the funds outlined and described in this Promissory note, the Lender at any time prior to final payment herein contemplated, shall have the right to purchase 100,000 shares of the common stock of Garb-Oil & Power Corporation at ten cents ($0.10) per share. Garb-Oil & Power Corporation shall notify Lender 60 days prior to final payment of Promissory note to allow Lender the necessary time to make arrangements to purchase the 100,000 shares above described. Failure to purchase the 100,000 shares during this 60 day grace period shall nullify and void Lenders right to purchase the shares under the above stated conditions.

         Garb-Oil & Power Corporation shall establish an escrow account payable to lender into which, for a period of time two (2) years (or until such time the full amount of loan principle and Interest has been deposited) will be deposited quarterly an amount equal to $1.00 per tire, for all tires sold. Upon the expiration of the two (2) year period, said funds shall be utilized to retire principal and interest accrued against this note.

         This note may be prepaid in whole or in part, without premium, penalty or discount, at any time or from time to time, at the option of the undersigned, together with accrued interest on the amount prepaid.

         Participation in this note may be assigned, in whole or in part, at any time, or from time to time at the option of lender, or a participant, such participations to be recorded on Schedule 11 attached hereto, as such may be amended from time to time.

         In the event that one or more participations in this note have been assigned, all participants shall participate in all principal and interest payments pro rata in accordance with their relative principal amounts.

         Until this note has been repaid in full, an amount equal to the net proceeds of any external financing of any kind conducted by the undersigned, whether through the issuance of debt or equity, but excluding any short-term debt or any compensation-related equity issuance, shall be payable by the undersigned to the participant or participants as a mandatory prepayment of principal of this note immediately upon receipt of such proceeds by the undersigned.

         No waiver by lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

         No delay or omission in the exercise by lender or any participant of any rights or remedies and no exercise or enforcement of any such rights or remedies shall be held to exhaust any other right or remedy.

         The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any, payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof, (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (results in the entry of an order for relief or a similar order against it or (ishall continue unstayed and in effect for a period of 60 consecutive days.

         Upon the occurrence of an Event of Default, the unpaid principal balance of this note and accrued interest on this note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

         The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

         In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.

                                                  GARB-OIL & POWER CORPORATION

                                                   /s/ John C. Brewer
                                                  ------------------------------
                                                  John C. Brewer, President